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Exhibit 10.1

THE DIRECTV GROUP, INC.
AMENDED AND RESTATED 2004 STOCK PLAN
(as amended and restated, effective June 5, 2007)

1.
Purposes.    The purposes of The DIRECTV Group, Inc. 2004 Stock Plan are to promote the success of The DIRECTV Group, Inc., a Delaware corporation and its Subsidiaries, and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.
Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

(a)
"Affiliates" means Subsidiaries of the Company and entities over which the Company, directly or indirectly, has the power to direct or cause the direction of the management and policies.

(b)
"Award" means, individually or in the aggregate, an award granted under this Plan in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units (restricted or unrestricted), Stock Bonuses, shares of Common Stock or any combination of the foregoing, including Dividend Equivalent Rights at the discretion of the Committee.

(c)
"Award Terms and Conditions" or "Terms and Conditions" mean Award specifications set for each Award or group of Awards.

(d)
"Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Terms and Conditions and under this Plan in the event of a Participant's death.

(e)
"Board" means the Board of Directors of DIRECTV.

(f)
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g)
"Committee" means the Compensation Committee of the Board.

(h)
"Common Stock" means share(s) of common stock, $.01 par value, of DIRECTV and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 14.

(i)
"Company" means DIRECTV and its Subsidiaries.

(j)
"DIRECTV" means The DIRECTV Group, Inc., a Delaware corporation, and any successor entity which shall have assumed the rights and obligations of this Plan by operation of law or otherwise.

(k)
"Dividend Equivalent Right" or "DER" means a right authorized by Section 11 of this Plan.

(l)
"Eligible Person" means any person who is (i) an Officer or Employee, (ii) a director of DIRECTV, or (iii) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of DIRECTV or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of DIRECTV or one of its Subsidiaries) to the Company; provided, however, that a person who is otherwise an Eligible Person under clause (iii) above may participate in this Plan only if such participation would not adversely affect either (x) DIRECTV's eligibility to use Form S-8 to register under the Securities Act the offering and sale of shares of Common Stock issuable under this Plan by DIRECTV, or (y) DIRECTV's or any Subsidiary's compliance with any other laws applicable to transactions or determinations under this Plan.

  (m)
  "Employee" means any person who is employed by the Company.

  (n)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (o)
  "Fair Market Value" on any date shall mean the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions quotations, as quoted in the Bloomberg News Service (or other comparable system, as approved by the Committee) for such date. If the Common Stock shall cease to be listed on the New York Stock Exchange, the Committee shall designate an alternative method of determining the Fair Market Value of the Common Stock. Notwithstanding the foregoing, to the extent necessary or, in the opinion of the Committee, appropriate, to secure benefits or obtain qualification of this Plan or particular Awards under this Plan in other countries, the Committee may establish alternative methods for determining Fair Market Value at the date of grant (or any other applicable date as to which such determination may be required), consistent with the laws of those countries.

  (p)
  "ISO" or "Incentive Stock Option" means a Stock Option that is designated as, and complies with the rules applicable to, an incentive stock option within the meaning of Section 422 of the Code.

  (q)
  "NQSO" or "Non-Qualified Stock Option" means a Stock Option that is not an ISO.

  (r)
  "Officer" means any person elected by the Board as an executive officer of DIRECTV.

  (s)
  "Participant" means an Eligible Person who receives an Award under this Plan.

  (t)
  "Performance Share Award" means an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 10, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives established by the Committee.

  (u)
  "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

  (v)
  "Plan" means The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan, as amended from time to time.

  (w)
  "Prior Plan" means the Hughes Electronics Corporation Incentive Plan effective December 31, 1985 and last amended on December 22, 2003.

  (x)
  "Restricted Stock" means shares of Common Stock awarded under this Plan subject to such conditions on vesting and transfer and other restrictions as are established pursuant to this Plan and the related Award Terms and Conditions for so long as such shares remain unvested under the terms of the applicable Award Terms and Conditions.

  (y)
  "Restricted Stock Unit" or "RSU" means a Stock Unit subject to such conditions on vesting and payout as established pursuant to this Plan and the related Award Terms and Conditions.

  (z)
  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  (aa)
  "Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

  (bb)
  "Securities Act" means the Securities Act of 1933, as amended from time to time.

  (cc)
  "Stock Appreciation Right" or "SAR" means the right to receive a payment in cash and/or Common Stock in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over an amount that is not less than the Fair Market Value of that number of shares of Common Stock on the grant date.

  (dd)
  "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than services performed and without restriction other than such transfer or other restrictions as may be established pursuant to this Plan to assure compliance with law.

  (ee)
  "Stock Option" or "Option" means a right to purchase a specified number of shares of Common Stock at a specified price during a specified period of time as determined in accordance with this Plan.

  (ff)
  "Stock Unit" means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award. Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock.

  (gg)
  "Subsidiary" means (i) in the case of an ISO, a "subsidiary corporation" of DIRECTV, whether now or hereafter existing, as defined in Section 424(f) of the Code, (ii) in the case of any Award other than an ISO, a corporation, partnership, limited liability company or other entity in which DIRECTV owns, directly or indirectly, capital stock or other interests having ordinary voting power to elect a majority of the board of directors or other governing body and (iii) any other entity that the Committee determines qualifies as a "subsidiary" of DIRECTV for purposes of the use of Form S-8 to register the offering and sale of securities under this Plan.

3.
Administration.

(a)
Committee.    This Plan shall be administered by the Committee, which shall be comprised solely of not less than three members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code and (iii) to the extent required by any applicable listing agency, independent directors (within the meaning of the applicable listing agency's rules).

(b)
Authority of Committee.    Subject to the provisions of this Plan, including the limitations in Section 16, the Committee shall have the authority to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan, including the authority to:

(i)
determine the individuals who are Eligible Persons and each particular Eligible Person who will receive an Award;

(ii)
grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest and establish the events of vesting, termination or reversion of such Awards;

(iii)
approve the forms of Award Terms and Conditions;

(iv)
construe, interpret and implement this Plan, grant terms and grant notices, and all Awards and Award certificates, further define the terms used in this Plan, and prescribe,

      amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

    (v)
    cancel, modify, or waive DIRECTV's rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding Awards and make any adjustments to Awards or authorize the termination, substitution or conversion of Awards upon the occurrence of an event described in Section 14;

    (vi)
    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of Stock Options or Stock Appreciation Rights, within the maximum ten-year (or, if applicable, five-year) term of such Awards) in such circumstances as the Committee may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

    (vii)
    adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed Terms and Conditions, in such circumstances as the Committee may deem appropriate, and provided that in no case (except due to an adjustment contemplated by Section 14 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share grant or base price of any Stock Option or Stock Appreciation Right to a price that is less than the Fair Market Value of a share of Common Stock (as adjusted pursuant to Section 14) on the date of the grant of the initial Award; and

    (vii)
    to make all other determinations and take such other actions as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

  (c)
  Foreign Countries.    The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the purposes of this Plan.

  (d)
  Binding Determinations.    Any action taken by, or inaction of, DIRECTV, any Subsidiary or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan).

  (e)
  Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or the Committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to DIRECTV. No director, officer or agent of DIRECTV or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

  (f)
  Delegation of Authority.    The Committee may by resolution delegate different levels of authority to make grants of Awards to Eligible Persons other than Officers (or any person who is expected to become a "covered employee" within the meaning of Section 162(m) of the Code) under this Plan to different committees, provided that each committee consists solely of one or more members of the Board. The Committee may delegate ministerial, non-discretionary functions to individuals who are Officers or Employees.

  (g)
  Indemnification.    No member of the Board or the Committee or any employee of the Company or any of its Affiliates (each such person an "Affected Person") shall have any liability to any person (including without limitation, any Participant), for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by DIRECTV against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company's approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person: provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person's bad faith, fraud or willful wrongful act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company's Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such person or hold them harmless.

4.
Eligibility.    The Committee may grant Awards under the Plan only to those persons that the Committee determines to be Eligible Persons.

5.
Shares Available.

(a)
Aggregate Shares Available.    Subject to any adjustments made in accordance with this Plan, the maximum number of shares of Common Stock that may be subject to Awards and delivered to Participants under this Plan shall not exceed the sum of (i) 21,000,000 plus (ii) the number of shares of Common Stock that are subject to outstanding awards granted under the Prior Plan but which, after December 22, 2003, are forfeited, expire, are cancelled without delivery of shares of Common Stock, or otherwise result in the return of such shares of Common Stock to DIRECTV. The following limits also apply with respect to Awards granted under this Plan:

(i)
The maximum number of shares of Common Stock subject to Awards that may be granted to each non-Employee director of DIRECTV during any calendar year shall be the greater of (i) 10,000 or (ii) the number of shares determined by dividing $250,000 by the Fair Market Value of the Common Stock, on the date of grant as specified by the Committee, rounded up to the next higher ten shares.

(ii)
The maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights that may be granted to any individual under this Plan during any calendar year is 4,000,000 shares of Common Stock.

(iii)
The maximum number of shares of Common Stock subject to Restricted Stock, Stock Units or Other Stock-Based Awards that may be granted to any individual under this Plan during any calendar year is 4,000,000 shares of Common Stock.

(b)
Calculation of Available Shares and Replenishment.    To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect to a Dividend Equivalent Right, Stock Appreciation Right or other Award, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of this Plan. Shares that are subject to or underlie Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) and Section 422 of the Code with respect to Awards intended as performance-based compensation thereunder and thus are not applicable to increase the limits set forth in Section 5(a)(ii) and (iii).

  (c)
  Source of Shares. The Board or the Committee will decide the source of the shares of Common Stock that DIRECTV will deliver under an Award. The two available sources are authorized but previously unissued shares of Common Stock or shares of Common Stock that DIRECTV reacquires (treasury shares).

6.
Grant of Awards.    Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, applicable objectives, goals and performance criteria. Each Award shall be evidenced by an Award Terms and Conditions delivered to the Participant (either in hard copy or electronically). The Award Terms and Conditions shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan. Unless the Committee otherwise expressly provides or as provided in Section 14, no Award shall be exercisable or shall vest until at least six months after the initial Award Date and, once exercisable, an Award shall remain exercisable until the expiration or early termination of the Award. The Committee may require, as a condition to vesting or exercise of a Stock Option or SAR, or vesting or payment of a Restricted Stock Award or RSU, that a Participant enter into agreements which the Committee considers appropriate and in the best interests of DIRECTV.

7.
Stock Options.    The Committee is authorized to grant NQSOs and/or ISOs to Eligible Persons subject to the following provisions:

(a)
Grant Price.    The grant price is the purchase price of the shares of Common Stock under each Stock Option and shall not be less than 100% of the Fair Market Value of such shares of Common Stock on the date the Stock Option is granted; provided, however, that if an ISO is granted to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of DIRECTV or its parent or subsidiary corporations (within the meaning of Sections 424(e) and (f) of the Code, respectively), at the time an ISO is granted to such Participant (taking into account the attribution rules of Section 424(a) of the Code) (any such Participant is referred to in this Plan as a "10% Holder"), the grant price for the ISO shall be 110 percent (110%) of the Fair Market Value of such shares of Common Stock at the time the Stock Option is granted.

(b)
Term.    The Committee will determine the expiration date of each Stock Option at the time of grant, provided that each Stock Option must expire not later than the tenth anniversary of the date the Stock Option is granted (or, in the case of an ISO granted to a 10% Holder, the fifth anniversary of the date of grant).

(c)
Exercise.    At the time of grant, the Committee will determine, and set forth in the applicable Award Terms and Conditions, the time at which the Stock Option shall vest and become exercisable, in accordance with the terms and conditions of this Plan.

  (d)
  Incentive Stock Option Limitation.    ISOs may only be granted to Participants who are employees of DIRECTV or a Subsidiary (within the meaning of Section 424(f) of the Code) of DIRECTV at the date of grant. The aggregate Fair Market Value (determined as of the date of the Stock Option grant) of the Common Stock with respect to which ISOs first become exercisable during any calendar year under this Plan and all other plans of DIRECTV (and any Subsidiary or any "parent" corporation within the meaning of Section 424 of the Code, or any successor provision) shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). Each ISO that would otherwise exceed this limit in a calendar year shall be automatically converted to a NQSO without any action required by the Committee or the Participant. In reducing the number of Options treated as incentive stock options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option. The Terms and Conditions of any ISO granted hereunder must state that the Option is intended to be an ISO and comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations thereunder.

  (e)
  Payment of Grant Price.    A holder of a Stock Option must pay the grant price in full for all shares of Common Stock purchased upon exercise of any Stock Option at the time of exercise. Such holder must make such payment in cash, through delivery of shares of Common Stock valued at the Fair Market Value on the date of exercise, or a combination of cash and Common Stock. Such holder must have held any shares of Common Stock which he or she acquired from DIRECTV for at least six months before using those shares of Common Stock to pay the grant price for a Stock Option exercise. To the extent the Committee authorizes and as permitted under applicable law, a holder of a Stock Option may exercise a Stock Option in accordance with any cashless exercise program in effect at the time of the exercise.

8.
Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights (SARs) to any Eligible Person either concurrently with the grant of another Award or independently of any other Award. Any SAR granted in connection with an ISO shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. Any SAR granted under this Plan shall be subject to the following provisions:

(a)
Base Price.    The base price of each SAR shall be not less than 100% of the Fair Market Value of the shares of Common Stock subject to the SAR on the date the SAR is granted (except to the extent required to be 110% in the case of a grant to a 10% Holder in tandem with an ISO).

(b)
Terms.    The Committee will determine the expiration date of each SAR at the time of grant, provided that each SAR must expire not later than the tenth anniversary of the date the SAR is granted (except to the extent required to be not later than the fifth anniversary in the case of a grant to a 10% Holder in tandem with an ISO).

(c)
Exercise.    At the time of grant, the Committee will determine, and set forth in the applicable Award Terms and Conditions, the time at which the SAR shall vest and become exercisable in accordance with the terms and conditions of the Plan.

(d)
Payment.    Upon the exercise of an SAR, the number of shares subject to the SAR, and if the SAR was granted in tandem with a Stock Option, the number of shares subject to the related Stock Option, shall be reduced by the number of shares as to which the SAR is exercised. The Participant shall be entitled to receive payment of an amount determined by multiplying

    (i) the excess (if any) of the Fair Market Value of a share of Common Stock over the base price of the SAR on the date of exercise by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined in the preceding sentence, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares of Common Stock (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

9.
Restricted Stock Awards and Stock Unit Awards.    The Committee is authorized to grant Restricted Stock Awards and/or Stock Unit Awards to Eligible Persons under this Plan, subject to the following provisions:

(a)
Restricted Stock.    Subject to Section 9(d), the Terms and Conditions for each Restricted Stock Award shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable law) to be paid by the Participant, (which may be in the form of services rendered or to be rendered by the Participant), the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Stock certificates or book entries evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by DIRECTV or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested.

(b)
Stock Units.    The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Terms and Conditions and any relevant Company bonus, performance or other service or deferred compensation plan, in a form substantially as approved by the Committee.

(c)
Pre-Vesting Restraints.    Except as provided in Section 9(a), (i) Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such Restricted Shares have lapsed, and (ii) rights in respect of Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the shares of Common Stock issuable pursuant to the Stock Unit Award have been issued. Except as provided in Section 14(c), the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, but subject to Section 14(c), remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the date of grant, such action is appropriate.

  (d)
  Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Terms and Conditions, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting. Restricted Stock Awards (to the extent not also entitled to receive cash dividends) and Stock Unit Awards may include Dividend Equivalent Rights to the extent authorized by the Committee, as provided in Section 11.

  (e)
  Cash Payments.    If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Terms and Conditions shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Shares or Stock Unit Awards that cease to be eligible for vesting.

  (f)
  Return to the Corporation.    Restricted Shares or Stock Units that remain subject to conditions to vesting upon restrictions at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Terms and Conditions shall not vest and shall be returned to DIRECTV or cancelled, as the case may be, unless the Committee otherwise provides in or by amendment to the applicable Award Terms and Conditions.

10.
Performance Share Awards and Other Stock Awards.

(a)
Grants of Performance Share Awards.    Subject to Section 18, the Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such objective or subjective factors as the Committee shall determine. An Award Terms and Conditions shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration and subject to any limitations under applicable law, resolutions of the Board, and other generally applicable terms and conditions of this Plan) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares, cash or other property to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not less than a quarter of a calendar year and of not more than five years (a "performance cycle") as may be established by the Committee, of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, retirement or disability, or in such other circumstances as the Committee may determine.

(b)
Special Performance-Based Awards.

(i)
General Provisions.    Without limiting the generality of the foregoing, and in addition to qualifying Awards granted under other provisions of this Plan (i.e. Stock Options or SARs granted with a grant price or base price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Persons ("Qualifying Awards")), the Committee may grant to any Eligible Person other stock-related "performance-based awards" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), in the form of shares of Common Stock, Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Units, Other Stock-Based Awards (as defined below) or

      Dividend Equivalent Rights, payable in cash, shares of Common Stock or a combination thereof. The vesting or payment of any Performance-Based Award (other than a Qualifying Award) shall depend on the performance of the Company on a consolidated, Subsidiary, business unit, segment, division, acquired business, minority investment, partnership or joint venture, region or property basis with reference to performance goals relative to one or more of the following business criteria: subscribers, subscriber service and subscriber satisfaction; employees and employment activities; revenues, expenses and earnings; cash and cash flow; margins, returns and ratios; stock price and other performance measures, as listed in Exhibit A. The business criteria, determined on a quantitative basis, in the Committee's sole discretion may be:

      (a)
      determined relative to any product or service provided by the Company,

      (b)
      combined in any manner to define other performance-based business criteria,

      (c)
      determined either before or after any capital costs, interest, taxes, depreciation or amortization,

      (d)
      determined either including or excluding non-cash, extraordinary, special or non-recurring items,

      (e)
      determined on a per share (basic or diluted), per subscriber or per unit basis,

      (f)
      determined on an incremental, cumulative or average basis, on an absolute, percentage or percentage point basis, and/or

      (g)
      determined relative to any internal or external business criteria or relative to the performance of other companies.

    Such determinations in (a) through (g) above shall be made by the Committee at the time it establishes the business criteria, performance targets and how performance will be calculated and shall be set forth in the Award. The business criteria shall be GAAP-based unless the Committee decides otherwise at that time.

    The Committee may establish performance cycles that are not based on Plan Years, but such performance cycles may not exceed five years and shall be set forth in the Award.

    (ii)
    Form of Payment.    Grants or Awards under this Section 10(b) may be paid in cash or Common Stock or any combination thereof.

    (iii)
    Committee Certification.    Except as otherwise permitted to qualify as performance-based compensation under Code Section 162(m), before any Performance-Based Award under this Section 10(b) is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Performance-Based Award were in fact satisfied.

    (iv)
    Terms and Conditions of Awards.    The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 10(b), including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reasons during a performance cycle, the Participant shall forfeit or retain any portion of or all, rights to any Award for that performance cycle.

    (v)
    Adjustments.    To preserve the intended incentives and benefits of an Award granted under this Section 10(b), the Committee shall (A) adjust performance targets or other features of an Award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or material portion of the Company), (B) calculate performance targets without regard to any change in accounting policies or practices affecting the Company and/or the business criteria or the performance targets and (C) adjust business criteria and performance targets or other features of an Award to reflect the effects of any special charges to the Company's earnings, in each case only to the extent consistent with the requirements of Section 162(m) to qualify such Award as performance-based compensation. By express provision in an Award, the Committee may (X) provide that one or more of the adjustments in (A), (B) or (C) above will not be made with respect to the Award, and/or (Y) establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustments to the Award.

  (c)
  Grants of Stock Bonuses and Other Awards.    Subject to Section 18, the Committee may grant a Stock Bonus to any Eligible Person to reward services, contributions or achievements, or in connection with the deferral of compensation, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including restrictions on such shares, if any) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus. The Committee shall have authority to grant to Participants an Other Stock-Based Award, (as defined below), which shall consist of any right which is (i) not an Award described in Sections 7 through 10 above and (ii) an Award of shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Committee to be consistent with the purpose of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Terms and Conditions, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

  (d)
  Deferred Payments.    The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares of Common Stock or other property that may become due or payable under this Plan, and provide for accretions to benefits thereon based upon such deferment (including an allowance for interest, dividend equivalents or appreciation rights) at the election or at the request of such Participant or as a mandatory basis as a condition of the Award, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

11.
Dividend Equivalent Rights.    In its discretion, the Committee may grant Dividend Equivalent Rights to any Eligible Person, concurrently with or after the grant of any Stock Option, Restricted Stock, Stock Unit or other stock-based Award, on such terms as are set forth by the Committee in the Award Terms and Conditions applicable to such Dividend Equivalent Rights. DERs shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Committee may set) and the date the stock-based Award is exercised, is paid or expires (or such earlier date as the Committee may set), as determined by the Committee. DERs shall be payable in cash or shares of Common Stock, or (to the extent permitted by law) may be subject to such conditions, not inconsistent with Section 162(m) (in the case of Stock Options or SARs, or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

12.
Withholding.    Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment, (b) deduct from any amount payable in cash at least the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment or (c) if the Award is payable in shares of Common Stock, allow the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have DIRECTV reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. Shares in no event shall be withheld in excess of the minimum number required for tax withholding under applicable law.

13.
Termination of Awards.

(a)
Breach of Terms and Conditions.    If a Participant breaches the applicable Terms and Conditions of any Award (as determined by the Committee) such Award shall immediately terminate and, in the case of Stock Options or SARs, cease to be exercisable. The Committee may include in any Terms and Conditions for Awards a provision requiring the Participant to return gains (as defined by the Committee) realized on Awards made under the Plan in the event the Committee determines that a material breach of specified obligations under one or more written agreements between a Participant and the Company has occurred during the one-year period after termination of the Participant's employment or service with the Company or an Affiliate.

(b)
Termination of Employment.

(i)
General.    The Committee shall establish, and set forth in the applicable Terms and Conditions for Awards (which need not be the same for each Participant), the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, among other things, the cause of termination and type of Award. If the Participant is not an Employee and provides other services to the Company, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

(ii)
Events Not Deemed Terminations of Service.    Unless the express policy of DIRECTV or one of its Subsidiaries, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by DIRECTV or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. If any Employee of DIRECTV or one of its Subsidiaries is on an approved leave of absence, continued vesting of the Award while on leave from the employ of DIRECTV or one of its Subsidiaries may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Terms and Conditions.

  (c)
  Sale or Disposition of Subsidiaries.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, an involuntary termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such former Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary's change of status.

14.
Adjustments; Acceleration; Termination of Awards.

(a)
Adjustments.    Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of cash, securities or other property); any exchange of Common Stock or other securities of DIRECTV, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of DIRECTV, as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(i)
proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase or exercise price (which term includes the base price in the case of SARs or similar rights) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (E) (subject to limitations under Section 19) the performance standards appropriate to any or all outstanding Awards, or

(ii)
make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding Common Stock upon or in respect of such event.

  The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award Terms and Conditions or provided in another applicable agreement with the Participant. With respect to any Award of an Incentive Stock Option, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an Incentive Stock Option.

  In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a)(i) above shall nevertheless be made.

  (b)
  Automatic Acceleration of Awards.    Upon a dissolution of DIRECTV or other event described in Section 14(a) that DIRECTV does not survive (or does not survive as a public corporation or a subsidiary of a public corporation), then each then outstanding Stock Option and SAR shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Committee, with respect to any Award to the extent that the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

  (c)
  Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 14(b) (or would have been so accelerated but for Section 14(d) or 14(f)) shall terminate upon the related event referred to in Section 14(b), as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Stock Options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Stock Options and SARs in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required).

  (d)
  Other Acceleration Rules.    Any acceleration of Awards pursuant to this Section 14 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur. The Committee may override the provisions of Section 14(b), (c), and/or (i) by express provision in the Award Terms and Conditions and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Terms and Conditions or otherwise, in such circumstances as the Committee may approve. The portion of any ISO accelerated in connection with any action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option.

  (e)
  Limitation on Award Adjustments and Discretion to Reduce Awards.    To the extent limited by Section 162(m) in the case of an Award intended as a Performance-Based Award for purposes of Section 162(m) and necessary to assure deductibility of the compensation payable under the Award, the Committee shall have no discretion under this Plan (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance goal or the exercise of the option or SAR or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under an Award. The Committee retains the right to reduce any Award below the maximum amount that the Company could pay based on the degree to which the Performance Goals related to such Award were attained.

  (f)
  Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 14 to the contrary, in no event shall an Award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by DIRECTV or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by DIRECTV or one of its Subsidiaries because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the Participant may by written notice to DIRECTV designate the order in which such parachute payments will be reduced or modified so that DIRECTV or one its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with DIRECTV or one of its Subsidiaries, or is a participant in a severance program sponsored by DIRECTV or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Awards held by that Participant pursuant to such employment or other agreement (for example, and without limitation, a Participant may be a party to an employment agreement with DIRECTV or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any Awards held by that Participant.)

  (g)
  Section 409A of the Code.    To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature of any such amendment.

  (h)
  No Extension Beyond Expiration.    Notwithstanding the foregoing, in no event shall an Award be reinstated or extended beyond its final expiration date.

  (i)
  Possible Rescission of Acceleration.    Subject to Section 409A of the Code, if the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

  (j)
  Terminology.    As used in this Section 14 and without limiting the authority of the Board in other contexts, the term "Committee" includes, alternatively, the Board.

15.
General Provisions.

(a)
Participant Responsibility for Exercise of Stock Option or SAR.    Each Participant is responsible for taking any and all actions as may be required to exercise any Stock Option or SAR in a timely manner, and for properly executing any documents as may be required for the exercise of a Stock Option or SAR in accordance with such rules and procedures as may be established pursuant to this Plan from time to time. The Company shall have no duty or obligation to notify any Participant of the expiration date of a Stock Option or SAR.

(b)
Procedure.    Any exercisable Award shall be deemed to be exercised when the Secretary of DIRECTV or his or her designee receives a notice of such exercise in the form required by the Company from the Participant, together with any required payment.

(c)
No Stockholder Rights.    Subject to Section 9(d) or Section 11, unless the Committee determines otherwise, no holder of an Award will have any rights to dividends or other rights of a stockholder with respect to such Award prior to the delivery of the corresponding shares of Common Stock pursuant to the vesting and/or exercise of such Award.

  (d)
  No Right to Employment.    Nothing in this Plan shall confer upon any Participant the right to an Award or to continue in service as an Officer, Employee or consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any parent or Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person's services at any time for any reason, with or without cause. Nothing in this Section 15(d), however, is intended to adversely affect any express independent right of such person under a separate employment contract.

  (e)
  Expenses.    DIRECTV will pay the expenses of administering this Plan.

  (f)
  Right of Offset.    To the extent permitted by law, the Company shall have the right to offset against its obligation to deliver amounts under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

  (g)
  Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award, but fractional shares may be accumulated. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (h)
  Successors.    All obligations of DIRECTV under this Plan with respect to Awards granted hereunder shall be binding on any successor to DIRECTV, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of DIRECTV, except as otherwise provided in Section 14.

  (i)
  Non-Transferability.    Unless otherwise determined by the Committee, no Award granted under this Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, any Award to a Participant shall be exercisable only by such Participant or, in the event of the Participant's legal disability, by the Participant's Personal Representative, unless otherwise determined by the Committee.

  (j)
  Non-Uniform Treatment.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who received, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Terms and Conditions, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

  (k)
  Unfunded Plan.    Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any

    Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

16.
Amendment.

(a)
Plan Amendment.    The Committee, in its sole discretion, may, at any time, amend, modify, suspend or terminate this Plan. No Awards may be granted during any period that the Plan is suspended. Notwithstanding the foregoing, to the extent then required by applicable law or any applicable listing agency, or required under Section 162(m) to preserve the intended tax consequences of the Plan, or deemed necessary or advisable by the Committee, any amendment to this Plan shall be subject to stockholder approval.

(b)
Amendments to Awards.    Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards (other than Performance-Based Awards) to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3(b) and 16(c)) may make other changes to the Terms and Conditions of Awards (other than Performance-Based Awards). Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 3(b)(vii).

(c)
Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of DIRECTV under any Award granted under this Plan prior to the effective date of such amendment, suspension, or termination. Amendments, settlements, terminations and other actions contemplated by Section 14 shall not be deemed to constitute amendments, suspensions or terminations for purposes of this Section 16.

17.
Limitation on Actions.    Every right of action by, or on behalf of, DIRECTV or by any stockholder of DIRECTV against any past, present or future member of the Board or the Committee, or any Officer or Employee of DIRECTV or any of its Subsidiaries, arising out of or in connection with this Plan or any Award shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, Officer or Employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all rights of action by a Participant (past, present or future) against the Company arising out of or in connection with this Plan or any Award shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

18.
Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

19.
Governing Law/Construction/Severability.

(a)
Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b)
Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)
Plan Construction.

(i)
Rule 16b-3.    It is the intent of DIRECTV that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3. Notwithstanding the foregoing, DIRECTV shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards or if a particular Award or event does not so qualify.

(ii)
Section 162(m).    It is the further intent of DIRECTV that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Stock Options or SARs granted with a grant or base price not less than Fair Market Value on the date of grant and performance-based awards under Section 10(b) of this Plan that are granted to or held by a person subject to Section 162(m) of the Code, will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

20.
Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

21.
Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of DIRECTV or the Subsidiaries.

22.
No Corporate Action Restriction.    The existence of this Plan, the Award Terms and Conditions and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of DIRECTV to make or authorize (a) any adjustment, recapitalization, reorganization or other change in DIRECTV's or any Subsidiary's capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of DIRECTV or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting DIRECTV's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of DIRECTV or any Subsidiary, (e) any sale or transfer of all or any part of DIRECTV's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by DIRECTV or any Subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Terms and Conditions against any member of the Board or the Committee, or DIRECTV or any employees, officers or agents of DIRECTV or any Subsidiary, as a result of any such action.

23.
Other Company Benefit and Compensation Program.    Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a

  Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by DIRECTV or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

24.
Grants to Employees of Acquired Entities; Employment Inducement Awards.

(a)
Mergers and Other Acquisitions.    Awards may be granted in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company in connection with a consolidation, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by DIRECTV, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with the terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any such shares that are issued and any Awards that are granted by, or become obligations of DIRECTV, as a result of the assumption by DIRECTV of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in connection with a business or asset acquisition or similar transaction) shall not be counted against the maximum number of shares of Common Stock and Awards available for issuance under this Plan, provided that such issuances and grants comply with listing authority requirements and applicable laws, including without limitation, registration requirements under the Securities Act.

(b)
Employment Inducement Awards.    Awards may be granted as a material inducement to a person or persons being hired as an Officer or Employee, or being rehired following a bona fide period of interruption of employment by the Company, including grants of Awards to new Officers or Employees in connection with a transaction described in Section 24(a). The Awards so granted need not comply with the terms of this Plan and shall not be counted against the maximum number of shares of Common Stock and Awards available for issuance under this Plan; provided that (i) such issuances and grants comply with listing authority requirements and applicable laws, including without limitation, registration requirements under the Securities Act, and (ii) promptly following a grant of any employment inducement award under this Section 24(b), DIRECTV shall disclose in a press release, the material terms of the Award(s), including the recipient(s) of the Award(s) and the number of shares involved.

25.
Effective Date and Termination Date.

(a)
Effective Date.    This Plan shall be effective as of June 5, 2007, the date on which the Plan was approved by the stockholders (the "Effective Date"); provided that outstanding Awards issued under this Plan prior to its amendment and restatement shall remain in effect in accordance with the terms of such outstanding Awards.

(b)
Termination Date.    This Plan and the Board and Committee's authority to grant Awards shall terminate on the day before the tenth anniversary of the Effective Date, although the authority of DIRECTV, the Board and the Committee, including authority to administer and interpret this Plan, shall continue after such termination date so long as any Award is outstanding.

EXHIBIT A
PERFORMANCE-BASED BUSINESS CRITERIA

        Subscribers, subscriber service and subscriber satisfaction, including: customers; subscribers; total subscribers; gross subscriber additions; net subscriber additions; subscriber quality; churn subscribers; average subscriber life; ratings; retention; viewership.

        Employees and employment activities, including: attrition; retention; satisfaction; ethics compliance; management effectiveness; workforce diversity; individual executive performance.

        Revenues, expenses and earnings including: revenues; sales; net revenues; operating costs and expenses; overhead costs; costs of revenues; costs of sales; broadcast programming and other costs; subscriber service expenses; broadcast operations expense; selling, general and administrative expense; subscriber acquisition costs; upgrade and retention costs; general and administrative expenses; depreciation and amortization; operating profit; operating results; operating income; adjusted operating income; operating earnings; operating profit before depreciation and amortization; interest income; interest expense; other income and expense; other, net; income from continuing operations; earnings from continuing operations; income from continuing operations before income taxes and minority interests; income tax expense; minority interests in net earnings of subsidiaries; income from continuing operations before cumulative effect of accounting changes; income from discontinued operations; cumulative effect of accounting changes; net income; adjusted net income; basic or diluted earnings or loss per common share for income or loss from continuing operations before cumulative effect of accounting changes, for income or loss from discontinued operations (net of taxes), for cumulative effect of accounting changes (net of taxes), or for net income or loss; dividends paid.

        Cash and cash flow, including: cash; cash on hand; cash balance; cash equivalents; cash and cash equivalents; cash and short term investments; operating cash flows; adjusted operating cash flows; cash from operations; investing cash flows; financing cash flows; free cash flow; free cash flow before net cash paid for interest and taxes; cash flow before or after operating activities, investing activities, financing activities or discontinued operations; capital expenditures; cash paid for property, equipment, satellites, and/or leased set top receivers; proceeds from dispositions of businesses, assets, or other investments.

        Margins, returns and ratios, including: average revenue per subscriber (ARPU); subscriber acquisition costs (SAC) per gross subscriber addition; average cost per subscriber (ACPU); average margin per subscriber (AMPU); pre-SAC margin; operating profit margin; operating margin; profit margin; net income margin; bad debt percentage; earnings per share; adjusted earnings per share; return on assets; adjusted return on assets; return on average assets; return in excess of cost of capital; return on equity; return on net assets; return on investment; return on net investment; return on average equity; adjusted return on equity; cash flow return on investment (discounted or otherwise); cash flow return on capital; cash flow in excess of cost of capital; cash flow return on tangible capital; contribution margin; debt to capital ratio; debt to equity ratio; net present value; internal rate of return; profit in excess of cost of capital; return on capital; return on net or average assets, equity or capital; return on shareholders' equity; return on invested capital; return on investors' capital; return on operating revenue; return on total capital; risk-adjusted return on capital; total equity ratio; total shareholder return.

        Other performance measures, including: acquisitions or divestitures of subsidiaries, affiliates and joint ventures; control of expenses; corporate values; economic value added (EVA); environment; facilities utilization; implementation or completion of critical projects; installations; market expansion; market penetration; market share; number of channels broadcast in standard and/or high definition on a national and/or local basis; network upgrades; operating performance; penetration rates; installation and service work order completion; closed, rescheduled or similar performance or productivity rates; number of security calls; availability rates; hardware recovery; hardware refurbishment or redeployment;

hardware performance; average subscriber service phone call times; number of subscriber service phone calls received; service level; performance relative to budget, forecast or market expectations; performance standards relevant to our business, product or service; safety; shareholder value added; strategic business criteria based on meeting specified product development, strategic partnering, research and development, market penetration or geographic business expansion goals; value added; website visits; website advertising.

        Stock price, including: share price; share price growth or appreciation; share price growth or appreciation in comparison with industry or market indices; shareholder value; shareholder value growth or appreciation; total market capitalization; total market capitalization growth or appreciation; total market value; total market value growth or appreciation.

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THE DIRECTV GROUP, INC. AMENDED AND RESTATED 2004 STOCK PLAN (as amended and restated, effective June 5, 2007)
EXHIBIT A PERFORMANCE-BASED BUSINESS CRITERIA